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                                  EXHIBIT 11.2
                              Document is copied.
                      GLOBAL DATATEL, INC. AND SUBSIDIARIES
                                  EXHIBIT 11.2
                    COMPUTATION OF EARNINGS PER COMMON SHARE


                                         Three  Months  Ended
                                               March  31
                                         2001           2000

Basic  loss:

Net  Income  (loss  )               $    (678,733)  $(1,462,264)
                                    --------------  ------------
Shares:
  Weighted  common  shares
  outstanding                          23,772,924    23,296,551
  Employees  stock  options                    --            --
                                    --------------  ------------

Total  weighted  shares
 outstanding                           23,772,924    23,296,551
                                    --------------  ------------

Basic  loss  per  common  share     $        (.03)  $      (.06)
                                    ==============  ============

Diluted  loss:

Net  Income  (loss  )               $    (678,733)  $(1,462,264)
Shares:
  Weighted  common  shares
  outstanding                          23,772,924    23,296,551

Employees  stock  options                      --            --
                                    --------------  ------------

Total  weighted  shares
 outstanding                           23,772,924    23,296,551
                                    --------------  ------------

Diluted  loss  per  common  share   $        (.03)  $      (.06)
                                    ==============  ============
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